Exhibit 99.1

Morgan Stanley Third Quarter 2023 Earnings Results

Morgan Stanley Reports Net Revenues of $13.3 Billion, EPS of $1.38 and ROTCE of 13.5%

NEW YORK, October 18, 2023 – Morgan Stanley (NYSE: MS) today reported net revenues of $13.3 billion for the third quarter ended September 30, 2023 compared to $13.0 billion a year ago.  Net income applicable to Morgan Stanley was $2.4 billion, or $1.38 per diluted share,1 compared to net income of $2.6 billion, or $1.47 per diluted share,1 for the same period a year ago.

James P. Gorman, Chairman and Chief Executive Officer, said, “While the market environment remained mixed this quarter, the Firm delivered solid results with an ROTCE of 13.5%. Our Equity and Fixed Income businesses navigated markets well, and both Wealth and Investment Management produced higher revenues and profits year-over-year. We completed the integration of E*TRADE in the quarter, further executing on our strategy of building revenue synergies across channels and attracting clients to our best-in-class advice offering. Our ability to gather assets, together with our strong capital position and leading client franchises, position us to deliver continued growth and strong shareholder returns going forward.”

Financial Summary[2,3]
Firm ($ millions, except per share data)	3Q 2023	3Q 2022

Net revenues	$13,273	$12,986
Provision for credit losses	$134	$35
Compensation expense	$5,935	$5,614
Non-compensation expenses	$4,059	$3,949
Pre-tax income[7]	$3,145	$3,388
Net income app. to MS	$2,408	$2,632
Expense efficiency ratio[5]	75%	74%
Earnings per diluted share[1]	$1.38	$1.47
Book value per share	$55.08	$54.46
Tangible book value per share	$40.53	$39.93
Return on equity	10.0%	10.7%
Return on tangible equity[4]	13.5%	14.6%
Institutional Securities
Net revenues	$5,669	$5,817
Investment Banking	$938	$1,277
Equity	$2,507	$2,459
Fixed Income	$1,947	$2,181
Wealth Management
Net revenues	$6,404	$6,120
Fee-based client assets ($ billions)[8]	$1,857	$1,628
Fee-based asset flows ($ billions)[9]	$22.5	$16.7
Net new assets ($ billions)[10]	$35.7	$64.8
U.S. Bank loans ($ billions)	$145.8	$145.7
Investment Management
Net revenues	$1,336	$1,168
AUM ($ billions)[11]	$1,388	$1,279
Long-term net flows ($ billions)[12]	$(6.8)	$(1.9)

Highlights

•	The Firm reported net revenues of $13.3 billion and net income of $2.4 billion.

•	The Firm delivered ROTCE of 13.5%.[4]

•	The Firm expense efficiency ratio year-to-date was 75%.[5] The quarter included integration-related expenses of $68 million.

•	Standardized Common Equity Tier 1 capital ratio was 15.5%.[15]

•	Institutional Securities net revenues of $5.7 billion reflect solid results in Equity and Fixed Income and muted completed activity in Investment Banking.

•
Wealth Management delivered a pre-tax margin of 26.7%.[6] Net revenues were $6.4 billion, reflecting increased asset management revenues on higher average asset levels compared to a year ago. The quarter included continued strong positive fee-based flows of $22.5 billion.[9]

•	Investment Management net revenues of $1.3 billion increased compared to a year ago on higher asset management revenues and AUM of $1.4 trillion.[11]

Media Relations: Wesley McDade 212-761-2430	Investor Relations: Leslie Bazos 212-761-5352

Institutional Securities

Institutional Securities reported net revenues for the current quarter of $5.7 billion compared to $5.8 billion a year ago. Pre-tax income was $1.2 billion compared to $1.6 billion a year ago.7

Investment Banking revenues down 27% compared to a year ago:

•	Advisory revenues decreased driven by fewer completed M&A transactions.

•	Equity underwriting revenues increased primarily driven by higher block offerings, partially offset by lower revenues from IPOs.

•	Fixed income underwriting revenues decreased primarily driven by lower event-driven non-investment grade activity.

Equity net revenues up 2% compared to a year ago:

•
Equity net revenues reflected solid results across businesses. Mark-to-market gains on business-related investments compared to losses a year ago were offset by prime brokerage due to changes in the mix of client balances.

Fixed Income net revenues down 11% compared to a year ago:

•
Fixed Income net revenues decreased as lower client activity and less favorable market conditions drove declines in rates and foreign exchange. These declines were partially offset by constructive trading environments in commodities, as well as agency and non-agency trading.

Other:

•	Other revenues increased primarily driven by lower mark-to-market losses on corporate loans, net of loan hedges, and higher net interest income and fees from corporate loans.

($ millions)	3Q 2023	3Q 2022

Net Revenues	$5,669	$5,817

Investment Banking	$938	$1,277
Advisory	$449	$693
Equity underwriting	$237	$218
Fixed income underwriting	$252	$366

Equity	$2,507	$2,459
Fixed Income	$1,947	$2,181
Other	$277	$(100)

Provision for credit losses	$93	$24

Total Expenses	$4,377	$4,167
Compensation	$2,057	$1,948
Non-compensation	$2,320	$2,219

Provision for credit losses:

•	Provision for credit losses increased primarily driven by deteriorating conditions in the commercial real estate sector, including provisions for certain specific loans.

Total Expenses:

•	Compensation expenses increased on higher discretionary compensation, partially offset by lower expenses related to outstanding deferred equity compensation.

•	Non-compensation expenses increased primarily driven by higher execution-related, technology and professional services expenses.

Wealth Management

Wealth Management reported net revenues for the current quarter of $6.4 billion compared to $6.1 billion a year ago. Pre-tax income of $1.7 billion7 in the current quarter resulted in a reported pre-tax margin of 26.7%.6

Net revenues increased 5% compared to a year ago:

•	Asset management revenues increased 7% compared to a year ago reflecting higher average asset levels and the impact of cumulative positive fee-based asset flows.

•
Transactional revenues[13] increased 7% excluding the impact of mark-to-market gains on investments associated with certain employee deferred compensation plans. The increase primarily reflects higher activity associated with alternative products compared to a year ago.

•	Net interest income decreased 3% driven by changes in deposit mix, partially offset by higher interest rates.

Provision for credit losses:

•	Provision for credit losses increased primarily driven by provisions for certain specific commercial real estate loans.

($ millions)	3Q 2023	3Q 2022
Net Revenues	$6,404	$6,120
Asset management	$3,629	$3,389
Transactional [13]	$678	$616
Net interest income	$1,952	$2,004
Other	$145	$111
Provision for credit losses	$41	$11
Total Expenses	$4,654	$4,460
Compensation	$3,352	$3,171
Non-compensation	$1,302	$1,289

Total Expenses:

•	Compensation expense increased driven by higher compensable revenues and expenses related to certain deferred compensation plans linked to investment performance.

Investment Management

Investment Management reported net revenues of $1.3 billion, up 14% compared to a year ago. Pre-tax income was $241 million compared to $116 million a year ago.7

Net revenues increased 14% compared to a year ago:

•	Asset management and related fees increased on higher average AUM driven by increased asset values.

•	Performance-based income and other revenues increased due to higher carried interest and mark-to-market gains in certain of our private funds compared to losses a year ago.

($ millions)	3Q 2023	3Q 2022
Net Revenues	$1,336	$1,168
Asset management and related fees	$1,312	$1,269
Performance-based income and other	$24	$(101)
Total Expenses	$1,095	$1,052
Compensation	$526	$495
Non-compensation	$569	$557

Total Expenses:

•	Compensation expense increased primarily driven by higher compensation associated with carried interest.

Other Matters

•	The Firm repurchased $1.5 billion of its outstanding common stock during the quarter as part of its Share Repurchase Program.

•	The Board of Directors declared a $0.85 quarterly dividend per share, payable on November 15, 2023 to common shareholders of record on October 31, 2023.

•	Standardized Common Equity Tier 1 capital ratio was 15.5%, approximately 260 basis points above the aggregate standardized approach CET1 requirement that took effect as of October 1, 2023.

	3Q 2023	3Q 2022
Capital[14]
Standardized Approach
CET1 capital[15]	15.5%	14.8%
Tier 1 capital[15]	17.5%	16.7%
Advanced Approach
CET1 capital[15]	16.1%	15.2%
Tier 1 capital[15]	18.1%	17.1%
Leverage-based capital
Tier 1 leverage[16]	6.7%	6.6%
SLR[17]	5.5%	5.4%
Common Stock Repurchases
Repurchases ($ millions)	$1,500	$2,555
Number of Shares (millions)	17	30
Average Price	$87.59	$85.79
Period End Shares (millions)	1,642	1,694
Effective Tax Rate	22.6%	21.4%

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, wealth management and investment management services. With offices in 42 countries, the Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals. For further information about Morgan Stanley, please visit www.morganstanley.com.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.morganstanley.com.

NOTICE:

The information provided herein and in the financial supplement, including information provided on the Firm’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available on www.morganstanley.com.

This earnings release may contain forward-looking statements, including the attainment of certain financial and other targets, objectives and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2022 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q and the Firm’s Current Reports on Form 8-K, including any amendments thereto.

1 Includes preferred dividends related to the calculation of earnings per share of $146 million and $138 million for the third quarter of 2023 and 2022, respectively.

2 The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.

3 Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors, and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

4 Return on average tangible common equity is a non-GAAP financial measure that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of period-to-period operating performance and capital adequacy.  The calculation of return on average tangible common equity represents full year or annualized net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity.  Tangible common equity, also a non-GAAP financial measure, represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.

5 The Firm expense efficiency ratio represents total non-interest expenses as a percentage of net revenues. For the quarter ended September 30, 2023, Firm results include pre-tax integration-related expenses of $68 million, of which $43 million is reported in the Wealth Management business segment and $25 million is reported in the Investment Management business segment.

6 Pre-tax margin represents income before provision for income taxes divided by net revenues.

7 Pre-tax income represents income before provision for income taxes.

8 Wealth Management fee-based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.

9 Wealth Management fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest, and client fees, and exclude institutional cash management-related activity.

10 Wealth Management net new assets represent client inflows, including dividends and interest, and asset acquisitions, less client outflows, and exclude activity from business combinations/divestitures and the impact of fees and commissions.

11 AUM is defined as assets under management.

12 Long-term net flows include the Equity, Fixed Income and Alternative and Solutions asset classes and excludes the Liquidity and Overlay Services asset class.

13 Transactional revenues include investment banking, trading, and commissions and fee revenues.

14 Capital ratios are estimates as of the press release date, October 18, 2023.

15 CET1 capital is defined as Common Equity Tier 1 capital.  The Firm’s risk-based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”).  For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Form 10-K).

16 The Tier 1 leverage ratio is a leverage-based capital requirement that measures the Firm’s leverage.  Tier 1 leverage ratio utilizes Tier 1 capital as the numerator and average adjusted assets as the denominator.

17 The Firm’s supplementary leverage ratio (SLR) utilizes a Tier 1 capital numerator of approximately $77.7 billion and $76.4 billion, and supplementary leverage exposure denominator of approximately $1.42 trillion and $1.41 trillion, for the third quarter of 2023 and 2022, respectively.

Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change
Revenues:
Investment banking	$1,048	$1,155	$1,373	(9%)	(24%)	$3,533	$4,281	(17%)
Trading	3,679	3,802	3,331	(3%)	10%	11,958	10,911	10%
Investments	144	95	(168)	52%	*	384	(70)	*
Commissions and fees	1,098	1,090	1,133	1%	(3%)	3,427	3,769	(9%)
Asset management	5,031	4,817	4,744	4%	6%	14,576	14,775	(1%)
Other	296	488	63	(39%)	*	1,036	245	*
Total non-interest revenues	11,296	11,447	10,476	(1%)	8%	34,914	33,911	3%

Interest income	13,305	12,048	6,101	10%	118%	36,223	12,363	193%
Interest expense	11,328	10,038	3,591	13%	*	29,890	5,355	*
Net interest	1,977	2,010	2,510	(2%)	(21%)	6,333	7,008	(10%)
Net revenues	13,273	13,457	12,986	(1%)	2%	41,247	40,919	1%

Provision for credit losses	134	161	35	(17%)	*	529	193	174%

Non-interest expenses:
Compensation and benefits	5,935	6,262	5,614	(5%)	6%	18,607	17,438	7%

Non-compensation expenses:
Brokerage, clearing and exchange fees	855	875	847	(2%)	1%	2,611	2,607	--
Information processing and communications	947	926	874	2%	8%	2,788	2,560	9%
Professional services	759	767	755	(1%)	1%	2,236	2,217	1%
Occupancy and equipment	456	471	429	(3%)	6%	1,367	1,286	6%
Marketing and business development	191	236	215	(19%)	(11%)	674	610	10%
Other	851	947	829	(10%)	3%	2,718	2,713	--
Total non-compensation expenses	4,059	4,222	3,949	(4%)	3%	12,394	11,993	3%

Total non-interest expenses	9,994	10,484	9,563	(5%)	5%	31,001	29,431	5%

Income before provision for income taxes	3,145	2,812	3,388	12%	(7%)	9,717	11,295	(14%)
Provision for income taxes	710	591	726	20%	(2%)	2,028	2,382	(15%)
Net income	$2,435	$2,221	$2,662	10%	(9%)	$7,689	$8,913	(14%)
Net income applicable to nonredeemable noncontrolling interests	27	39	30	(31%)	(10%)	119	120	(1%)
Net income applicable to Morgan Stanley	2,408	2,182	2,632	10%	(9%)	7,570	8,793	(14%)
Preferred stock dividend	146	133	138	10%	6%	423	366	16%
Earnings applicable to Morgan Stanley common shareholders	$2,262	$2,049	$2,494	10%	(9%)	$7,147	$8,427	(15%)

Notes:
-
Firm net revenues excluding mark-to-market gains and losses on deferred cash-based compensation plans (DCP) were: 3Q23: $13,475 million, 2Q23: $13,343 million, 3Q22: $13,222 million, 3Q23 YTD: $41,182 million, 3Q22 YTD: $42,311 million.

-	Firm compensation expenses excluding DCP were: 3Q23: $5,992 million, 2Q23: $6,084 million, 3Q22: $5,733 million, 3Q23 YTD: $18,293 million, 3Q22 YTD: $18,343 million.
-
The End Notes are an integral part of this presentation. Refer to pages 12 - 17 of the Financial Supplement for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

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Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change

Financial Metrics:

Earnings per basic share	$1.39	$1.25	$1.49	11%	(7%)	$4.37	$4.95	(12%)
Earnings per diluted share	$1.38	$1.24	$1.47	11%	(6%)	$4.33	$4.88	(11%)

Return on average common equity	10.0%	8.9%	10.7%			10.5%	11.9%
Return on average tangible common equity	13.5%	12.1%	14.6%			14.2%	16.1%

Book value per common share	$55.08	$55.24	$54.46			$55.08	$54.46
Tangible book value per common share	$40.53	$40.79	$39.93			$40.53	$39.93

Financial Ratios:

Pre-tax profit margin	24%	21%	26%			24%	28%
Compensation and benefits as a % of net revenues	45%	47%	43%			45%	43%
Non-compensation expenses as a % of net revenues	31%	31%	30%			30%	29%
Firm expense efficiency ratio	75%	78%	74%			75%	72%
Effective tax rate	22.6%	21.0%	21.4%			20.9%	21.1%

Statistical Data:

Period end common shares outstanding (millions)	1,642	1,659	1,694	(1%)	(3%)
Average common shares outstanding (millions)
Basic	1,624	1,635	1,674	(1%)	(3%)	1,635	1,704	(4%)
Diluted	1,643	1,651	1,697	--	(3%)	1,653	1,725	(4%)

Worldwide employees	80,710	82,006	81,567	(2%)	(1%)

The End Notes are an integral part of this presentation. Refer to pages 12 - 17 of the Financial Supplement for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

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